Exhibit 10.3

FIRST AMENDMENT AND CONSENT TO

CREDIT AGREEMENT

This First Amendment and Consent to Credit Agreement (the “First Amendment”) is made as of the 24th day of February, 2011 by and among

BURLINGTON COAT FACTORY WAREHOUSE CORPORATION, a corporation organized under the laws of the State of Delaware having a place of business at 1830 Route 130, Burlington, New Jersey 08016, as Lead Borrower for itself and the other Borrowers;

the BORROWERS AND FACILITY GUARANTORS party hereto;

the LENDERS party hereto; and

BANK OF AMERICA, N.A., a national banking association having a place of business at 100 Federal Street, Boston, Massachusetts 02110, as Administrative Agent and Collateral Agent for itself and the other Secured Parties;

in consideration of the mutual covenants herein contained and benefits to be derived herefrom.

WITNESSETH

WHEREAS, the Lead Borrower and the other Borrowers, the Facility Guarantors, the Administrative Agent, the Collateral Agent, the Lenders, the Co-Syndication Agents, the Co-Documentation Agents and the Senior Managing Agents have entered into an Amended and Restated Credit Agreement dated as of January 15, 2010 (the “Credit Agreement”); and

WHEREAS, the Lead Borrower has informed the Administrative Agent and the Lenders that it intends to refinance the Term Loan Financing Facility, the Holdco Notes and the Senior Notes (as such terms are defined in the Credit Agreement); and

WHEREAS, the Lead Borrower has informed the Administrative Agent and the Lenders that it intends to make a cash dividend to the Sponsors in an amount up to $325,000,000; and

WHEREAS, the Lead Borrower and the other Borrowers, the Facility Guarantors, the Administrative Agent and the Required Lenders have agreed to amend certain provisions of the Credit Agreement, on the terms and conditions set forth herein.

NOW THEREFORE, it is hereby agreed as follows:

1.	Definitions: All capitalized terms used herein and not otherwise defined shall have the same meaning herein as in the Credit Agreement.

2.	Amendments to Article I. The provisions of Article 1 of the Credit Agreement are hereby amended as follows:

a.	The definition of “Availability Reserves” is hereby amended by adding “or the Senior Note Refinancing Documents” after “the Holdco Note Documents” in the eleventh line thereof and in the sixteenth line thereof.

b.	The definition of “Change in Control” is hereby amended by adding “or the Senior Refinancing Notes” after “the Holdco Notes” in clause (a) thereof.

c.	The definition of “Excluded Net Proceeds” is hereby deleted in its entirety and the following substituted in its stead:

“Excluded Net Proceeds” means, (i) with respect to any Net Proceeds received from a sale, transfer or disposition of any of the Term Loan Priority Collateral or any event described in clause (b) of the definition of “Prepayment Event” with respect to any of the Term Loan Priority Collateral only, such portion of such Net Proceeds that are then required to be paid to the lenders under the Term Loan Financing Facility, (ii) all Net Proceeds received from any Indebtedness used to refinance the Term Loan Financing Facility as permitted pursuant to Section 5 of the First Amendment, (iii) with respect to any Net Proceeds received from any Indebtedness used to refinance the Term Loan Financing Facility in accordance with Section 6.06(b)(v) hereof (other than as described in clause (ii) above), such portion of such Net Proceeds that is required to be paid to the lenders under the Term Loan Financing Facility and (iv) with respect to any Net Proceeds received from any other Prepayment Event, if the Term Payment Availability Conditions are satisfied, and no Cash Dominion Event has occurred and is continuing or would arise therefrom, such portion of such Net Proceeds that are required to be paid to the lenders under the Term Loan Financing Facility.

d.	The definition of “Fiscal Month” is hereby deleted in its entirety and the following substituted in its stead:

“Fiscal Month” means any fiscal month of any Fiscal Year, which month shall generally consist of (i) in the case of the first, third, fourth, sixth, seventh, ninth and tenth Fiscal Months of each Fiscal Year, four calendar weeks, (ii) in the case of the second, fifth, eighth and eleventh Fiscal Months of each Fiscal Year, five calendar weeks and (iii) in the case of the twelfth Fiscal Month of each Fiscal Year, the period from the first day following the eleventh Fiscal Month of such Fiscal Year through the last day of such Fiscal Year, in accordance with the fiscal accounting calendar of the Parent and its Subsidiaries.

e.	The definition of “Fiscal Quarter” is hereby deleted in its entirety and the following substituted in its stead:

“Fiscal Quarter” means any fiscal quarter of any Fiscal Year, which quarter shall generally end on (i) in the case of the first three Fiscal Quarters of each Fiscal Year, on the date that is 13 weeks after the last day of the preceding Fiscal Quarter and (ii) in the case of the last Fiscal Quarter of each Fiscal Year, on the last day of such Fiscal Year, in accordance with the fiscal accounting calendar of the Parent and its Subsidiaries.

f.	The definition of “Fiscal Year” is hereby deleted in its entirety and the following substituted in its stead:

“Fiscal Year” means any period of twelve consecutive Fiscal Months ending on the Saturday closest to January 31 of any calendar year.

g.	The definition of “Holdco Notes” is hereby deleted in its entirety and the following substituted in its stead:

“Holdco Notes” means (i) the 14 1/2% Senior Discount Notes Due 2014 in the original amount of $99,309,000 issued by Holdings under an Indenture dated as of April 13, 2006 or any supplemental indenture with Wilmington Trust FSB, as successor Trustee and any securities issued in lieu or in replacement thereof, and (ii) any Indebtedness of Holdings incurred pursuant to clause (u) of the definition of “Permitted Indebtedness”.

h.	The definition of “Intercreditor Agreement” is hereby deleted in its entirety and the following substituted in its stead:

“Intercreditor Agreement” means that certain Intercreditor Agreement dated as of the Closing Date by and among the Agents, JPMorgan Chase Bank, N.A., as successor administrative agent and collateral agent to Bear Stearns Corporate Lending Inc. under the Term Loan Financing Facility (as refinanced pursuant to the terms and conditions of the First Amendment), and the Loan Parties and attached hereto as Exhibit K, as amended and in effect from time to time.

i.	The definition of “Material Indebtedness” is hereby amended by adding “the Senior Refinancing Notes,” after “the Holdco Notes,” in the third line thereof.

j.	The definition of “Permitted Indebtedness” is hereby amended as follows:

i.	by deleting clause (h) thereof in its entirety and by substituting the following in its stead:

“(h) Indebtedness under the Holdco Notes and the Senior Notes, as the same may be refinanced by the Senior Refinancing Notes, provided that in no event shall the principal amount of such Indebtedness increase in excess of $500,000,000 (other than pursuant to clause (v) of this definition);”

ii.	by deleting “$900,000,000” in clause (i) thereof and by substituting “$1,150,000,000” in its stead;

iii.	by adding “or the Senior Refinancing Notes” after “the Holdco Notes” in clause (l) thereof;

iv.	by deleting clause (u) thereof in its entirety and by substituting the following in its stead:

“(u) Unsecured Indebtedness of Holdings in an amount not to exceed $100,000,000 in the aggregate (except as increased pursuant to clause (v) of this definition), provided that such Indebtedness (i) shall not have a maturity date or be subject to amortization, mandatory repurchase or redemption (except pursuant to customary asset sale and change of control provisions requiring such redemption or repurchase if and only to the extent permitted hereunder) prior to the date that is six months after the later of the Extended Term Maturity Date and the maturity date under the Term Loan Financing Facility, and (ii) shall not be exchangeable or convertible into Disqualified Capital Stock or any other Indebtedness (other than any Indebtedness that is otherwise permitted to be incurred under this Agreement at the time of such exchange or conversion);”

v.	by deleting clause (v) thereof in its entirety and by substituting the following in its stead:

“(v) except as set forth in clauses (h) and (u) hereof, without duplication of, or accumulation with, other categories of Indebtedness permitted hereunder, other unsecured Indebtedness (other than Subordinated Indebtedness) in an aggregate principal amount not exceeding $150,000,000 at any time outstanding; and”

k.	The definition of “Permitted Investments” is hereby amended by replacing the phrase “; and” appearing at the end of clause (s) thereof with “;”, replacing the “;” appearing at the end of clause (t) thereof with “; and” and inserting the following new clause (u) thereafter:

“(u) if the Payment Conditions are satisfied, other Investments in an amount not to exceed the then Available Amount (as defined in the Term Loan Agreement);”

l.	The definitions of “Term Loan Agreement” and “Term Loan Financing Facility” are hereby deleted in their entirety and the following substituted in their stead:

“Term Loan Agreement” means that certain Credit Agreement dated April 13, 2006 by and among Burlington Coat Factory Warehouse Corporation, as Borrower, JPMorgan Chase Bank, N.A., as successor in interest to Bear Stearns Corporate Lending Inc., as administrative agent and collateral agent, and the lenders identified therein, as such Credit Agreement may be replaced in its entirety by that certain Credit Agreement dated February 24, 2011 by and among Burlington Coat Factory Warehouse Corporation, as Borrower, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, and the lenders identified therein.

“Term Loan Financing Facility” means the term loan facility established pursuant to the Term Loan Agreement in an original principal amount of $1,000,000,000, as amended, modified, supplemented, refinanced or replaced from time to time to the extent permitted pursuant to SECTION 6.09 hereof, provided that any such refinancing shall not increase the outstanding principal amount thereof in excess of $1,150,000,000 or result in an earlier maturity date or decreased weighted average life thereof, is subject to the terms of the Intercreditor Agreement and otherwise satisfies the requirements of a Permitted Refinancing hereunder.

m.	The following new definitions are hereby added to Article I in appropriate alphabetical order:

“2011 Dividend” means that certain dividend paid in cash to the Sponsors in an amount of up to $325,000,000 in connection with the refinancing of the Senior Notes, the Holdco Notes and the existing Term Loan Financing Facility, which 2011 Dividend shall in any event be made prior to April 30, 2011.

“First Amendment” means that certain First Amendment and Consent to Credit Agreement dated February 24, 2011 by and among the Borrowers, the Facility Guarantors, the Required Lenders and the Administrative Agent.

“First Amendment Effective Date” means February 24, 2011.

“Senior Note Refinancing Documents” means the documents, instruments and other agreements now or hereafter executed and delivered in connection with the Senior Refinancing Notes, including, without limitation, the Indenture dated February 24, 2011 or any supplemental indenture with Wilmington Trust FSB, as trustee.

“Senior Refinancing Notes” means the 10% unsecured Senior Notes Due 2019 in the original amount of up to $500,000,000 issued by the Lead Borrower to refinance the Senior Notes and the Holdco Notes, and any securities issued in lieu or in replacement thereof.

n.	Section 1.03(b) is hereby amended by replacing the phrase “, and” appearing at the end of clause (c) thereof with “,”, replacing the “.” appearing at the end of clause (d) thereof with “, and” and inserting the following new clause (e) thereafter:

“(e) the effect of any changes to lease accounting that requires the assets and liabilities arising under operating leases to be recognized in any statement of financial position.”

3.	Amendments to Article V. The provisions of Article V of the Credit Agreement are hereby amended as follows:

a.	Section 5.01(a) is hereby amended by deleting “(without a “going concern” or like qualification or exception and without a qualification or exception as to the scope of such audit)” and by substituting “(without a “going concern” or like qualification or exception and without a qualification or exception as to the scope of such audit (provided that such a qualification or exception may be included for any period ending within the twelve (12) month period preceding the maturity of the Obligations to the extent that such qualification or exception is solely the result of the Obligations or the Indebtedness under the Term Loan Financing Facility being reported as short term Indebtedness))” in its stead.

b.	Section 5.11 is hereby amended by adding “the Senior Refinancing Notes,” after “the Holdco Notes,” in the sixth line thereof.

c.	Section 5.12 is hereby amended by deleting “(except that, if such Subsidiary is a Foreign Subsidiary, shares of Capital Stock of such Subsidiary to be pledged may be limited to 65% of the outstanding shares of Capital Stock of such Subsidiary)” and by substituting “(except that, if such Subsidiary is a Foreign Subsidiary or a Subsidiary in which substantially all of its assets consist of the Capital Stock of one or more Foreign Subsidiaries, shares of Capital Stock of such Subsidiary to be pledged may be limited to 65% of the outstanding shares of Capital Stock of such Subsidiary)” in its stead.

4.	Amendments to Article VI. The provisions of Article VI of the Credit Agreement are hereby amended as follows:

a.	Section 6.06(a)(i) is hereby amended by deleting clause (z) thereof in its entirety and by substituting the following in its stead:

“(z) so long as no Event of Default shall have occurred and be continuing under SECTIONS 6.10, 7.01(a), 7.01(b), 7.01(h), or 7.01(i) or would result therefrom, to pay principal and interest as and when due in respect of the Holdco Notes described in clause (i) of the definition thereof to the extent required under the

Holdco Note Documents and to pay interest as and when due in respect of the Holdco Notes described in clause (ii) of the definition thereof;”

b.	Section 6.06(a) is hereby amended by deleting “and” at the end of clause (iv) thereof, by renumbering clause (v) thereof as clause (vi), and by inserting the following new clause (v) therein:

(v) So long as no Default or Event of Default has occurred and is continuing, the Loan Parties may declare, pay and/or make the 2011 Dividend on or before April 30, 2011; and”

c.	Section 6.06(b)(iii) is hereby amended by adding “the Senior Refinancing Notes,” after “the Holdco Notes,” in the fourth line thereof.

d.	Section 6.06(b)(iv) is hereby amended by adding “the Senior Refinancing Notes,” after “the Holdco Notes,” in the first line thereof.

e.	Section 6.06(b)(v) is hereby amended by adding “the Senior Refinancing Notes,” after “the Holdco Notes,” in the first and third lines thereof.

f.	Section 6.06(b)(vi) is hereby amended by adding “or the Senior Refinancing Notes” after “or the Holdco Notes” in the second line thereof.

g.	Section 6.06(b) is hereby amended by renumbering clauses (viii), (ix), (x) and (xi) thereof as clauses (ix), (x), (xi) and (xii), respectively, and by inserting the following new clause (viii) therein:

“(viii) if the Payment Conditions are satisfied, payments or other distributions in an amount not to exceed the then Available Amount (as defined in the Term Loan Agreement);”

h.	Section 6.08 is hereby amended by adding “the Senior Refinancing Notes,” after “the Holdco Notes,” in clause (v) thereof.

i.	Section 6.09 is hereby amended by deleting “the Closing Date” in the second sentence thereof and by substituting “the First Amendment Effective Date” in its stead.

j.	Section 6.11 is hereby deleted in its entirety and the following substituted in its stead:

“Fiscal Year. No Loan Party will change its Fiscal Year without the prior written consent of the Agents.”

5.	Consent to Refinancing and 2011 Dividend. The Administrative Agent and the Required Lenders hereby consent to (a) the refinancing of the Senior Notes and the Holdco Notes pursuant to the Senior Refinancing Notes, and the refinancing of the Term Loan Financing Facility, in each case as set forth herein, whether or not such refinancing of the Senior Notes, Holdco Notes and/or Term Loan Financing Facility would otherwise constitute a Permitted Refinancing under the terms of the Credit Agreement, and (b) subject to the provisions of paragraph 4(b) of this First Amendment, the payment of the 2011 Dividend.

6.	Conditions to Effectiveness. This First Amendment shall not be effective until each of the following conditions precedent have been fulfilled to the satisfaction of (or waived by) the Administrative Agent:

a.	This First Amendment shall have been duly executed and delivered by the Lead Borrower and the other Borrowers, the Facility Guarantors, the Agents and the Required Lenders. The Administrative Agent shall have received a fully executed copy hereof and of each other document required hereunder.

b.	All action on the part of the Loan Parties necessary for the valid execution, delivery and performance by the Loan Parties of this First Amendment shall have been duly and effectively taken. The Administrative Agent shall have received from the Loan Parties true copies of their respective resolutions authorizing the transactions described herein, each certified by their secretary or other appropriate officer to be true and complete.

c.	No Default or Event of Default shall have occurred and be continuing as of the First Amendment Effective Date.

d.	The Loan Parties shall have delivered a certificate executed by a Responsible Officer of the Lead Borrower setting forth reasonably detailed calculations with respect to Availability after giving effect to the refinancing of the Senior Notes, the Holdco Notes and the Term Loan Financing Facility, and the making of the 2011 Dividend.

e.	The Loan Parties shall have delivered updated schedules to the Credit Agreement to reflect the refinancing of the Senior Notes, the Holdco Notes and the Term Loan Financing Facility, and the making of the 2011 Dividend.

7.	Miscellaneous.

a.

Except as provided herein, all terms and conditions of the Credit Agreement and the other Loan Documents remain in full force and effect. The Loan Parties each hereby ratify, confirm, and reaffirm all of the representations, warranties (other than representations and warranties which specifically relate to an earlier date)

and covenants therein contained, and hereby confirm that all Obligations continue to remain secured by the Collateral.

b.	The Borrowers shall reimburse the Administrative Agent for all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent in connection herewith, including, without limitation, reasonable attorneys’ fees of one counsel for the Administrative Agent (plus local counsel in any other jurisdiction to the extent reasonably necessary).

c.	This First Amendment may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered, each shall be an original, and all of which together shall constitute one instrument. Delivery of an executed counterpart of a signature page hereto by telecopy or e-mail of a PDF copy shall be effective as delivery of a manually executed counterpart hereof.

d.	This First Amendment and the Credit Agreement together shall constitute one agreement. This First Amendment and the Credit Agreement together express the entire understanding of the parties with respect to the matters set forth herein and supersede all prior discussions or negotiations hereon.

e.	Any provision of this First Amendment held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof, and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

f.	This First Amendment shall be construed, governed, and enforced pursuant to the laws of the State of New York.

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed as of the date first above written.

BURLINGTON COAT FACTORY WAREHOUSE CORPORATION (“LEAD BORROWER”)

By	/s/ Robert LaPenta
Print Name: Robert LaPenta
Title: Vice President and Treasurer

THE ENTITIES LISTED ON SCHEDULE I HERETO, as Borrowers

By	/s/ Robert LaPenta
Print Name: Robert LaPenta
Title: Vice President and Treasurer

THE ENTITIES LISTED ON SCHEDULE II HERETO, as Facility Guarantors

By	/s/ Robert LaPenta
Print Name: Robert LaPenta
Title: Vice President and Treasurer

BANK OF AMERICA, N.A., As Administrative Agent, as Collateral Agent, and as Issuing Bank

By:	/s/ Robert Malouf
Name: Roger Malouf
Title: Vice President

BANK OF AMERICA, N.A., As Swingline Lender, and as a Lender

By:	/s/ Robert Malouf
Name: Roger Malouf
Title: Vice President

U.S. BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Craig Winslow
Name: Craig Winslow
Title: Authorized Signatory

GE BUSINESS FINANCIAL SERVICES, INC., As a Lender

By:	/s/ Craig Winslow
Name: Craig Winslow
Title: Authorized Signatory

WELLS FARGO BANK, NATIONAL ASSOCIATION (as successor by merger to Wells Fargo Retail Finance, LLC), As Co-Syndication Agent, as an Issuing Bank and as a Lender

By:	/s/ Robert C. Chuckarian
Name: Robert C. Chuckarian
Title: Vice President

SUNTRUST BANK, As a Senior Managing Agent and as a Lender

By:	/s/ Christopher M. Waterstreet
Name: Christopher M. Waterstreet
Title: Vice President

UBS SECURITIES LLC, As Co-Documentation Agent

By:	/s/ Ira R. Otsa
Name: Ira R. Otsa
Title: Associate Director

By:	/s/ Mary E. Evans
Name: Mary E. Evans
Title: Attorney-In-Fact

UBS LOAN FINANCE, As a Lender

By:	/s/ Ira R. Otsa
Name: Ira R. Otsa
Title: Associate Director

By:	/s/ Mary E. Evans
Name: Mary E. Evans
Title: Attorney-In-Fact

CITIZENS BANK OF PENNSYLVANIA, As a Lender

By:	/s/ Dom Cmar
Name: Don Cmar
Title: Vice President

U.S. BANK NATIONAL ASSOCIATION, As a Senior Managing Agent and as a Lender

By:	/s/ Authorized Signatory
Name: Authorized Signatory
Title: Authorized Signatory

HSBC BUSINESS CREDIT (USA) INC., As Lender

By:	/s/ Kysha A. Pierre-Louis
Name: Kysha A. Pierre-Louis
Title: Vice President

ALLIED IRISH BANKS, P.L.C., As a Lender

By:	/s/ Brent Phillips
Name: Brent Phillips
Title: Vice President

By:	/s/ Martin Chin
Name: Martin Chin
Title: Senior Vice President

REGIONS BANK, As Co-Syndication Agent and as a Lender

By:	/s/ Authorized Signatory
Name: Authorized Signatory
Title: Authorized Signatory

J.P. MORGAN SECURITIES INC., As a Co-Documentation Agent

By:	/s/ Authorized Signatory
Name: Authorized Signatory
Title: Authorized Signatory

JPMORGAN CHASE BANK , N.A., As a Lender

By:	/s/ Scott Troy
Name: Scott Troy
Title: Vice President